Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated May 4, 2021, except for the effects of the restatement disclosed in Notes 2, 3, and 12, as to which the date is April 18, 2022, relating to the balance sheet of CC Neuberger Principal Holdings I (the “Company”) as of December 31, 2020 and the related statements of operations, changes in shareholders’ deficit, and cash flows for the period from January 14, 2020 (inception) through December 31, 2020.

We also hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dates and April 29, 2022 relating to the balance sheet of the Company as of February 3, 2021 and the related statements of operations, changes in shareholders’ deficit, and cash flows for the period from January 1, 2021 through February 3, 2021. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 17, 2022